UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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Regeneron Pharmaceuticals, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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777 Saw Mill River Road
Tarrytown, New York, 10591-6707

May 5, 2004

Dear Fellow Shareholder:

It is my pleasure to invite you to attend the Annual Meeting of Shareholders of Regeneron Pharmaceuticals, Inc. to be held on Friday, June 11, 2004 at 10:30 in the morning at the Westchester Marriott Hotel, 670 White Plains Road, Tarrytown, New York 10591.

The Notice of Annual Meeting and proxy statement in this mailing describe the items we plan to address at the meeting. We will also present a brief report on our business and give you the opportunity to ask questions of interest to Regeneron’s shareholders.

Your vote is important. Whether or not you plan to attend the Annual Meeting, you can cast your vote by completing the accompanying proxy and returning it in the enclosed prepaid envelope. If you attend the Annual Meeting, you may vote in person if you wish, even if you previously returned your proxy.

I look forward to seeing you on June 11th.

Sincerely,

P. Roy Vagelos, M.D.
Chairman of the Board of Directors

REGENERON PHARMACUTICALS, INC.
777 Old Saw Mill River Road
Tarrytown, New York 10591

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of Shareholders of Regeneron Pharmaceuticals, Inc. will be held on Friday, June 11, 2004, commencing at 10:30 a.m., at the Westchester Marriot Hotel, 670 White Plains Road, Tarrytown, New York, for the following purposes:

(1)	to elect three directors for a term of three years;

(2)	to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for 2004;

(3)	to amend the 2000 Long-Term Incentive Plan to increase the number of shares reserved for issuance under the plan by 7,500,000 shares; and

(4)	to act upon such other matters as may properly come before the meeting and any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on April 16, 2004 as the record date for determining shareholders entitled to notice of, and to vote at, the meeting and at any adjournment or postponement thereof.

As Authorized by the Board of Directors,

Stuart Kolinski
Vice President, General Counsel and Secretary

May 5, 2004

IMPORTANT

Your vote is important. Whether or not you plan to attend the meeting, please complete, sign, and date the accompanying proxy and return it promptly in the enclosed postage-prepaid envelope. If you attend the Annual Meeting, you may vote in person if you wish, even if you have previously returned your proxy.

REGENERON PHARMACEUTICALS, INC.
777 Old Saw Mill River Road
Tarrytown, New York 10591

May 5, 2004

PROXY STATEMENT

GENERAL INFORMATION ABOUT THE MEETING

Why are you receiving these proxy materials?

We are providing these proxy materials to you because Regeneron’s Board of Directors is asking (technically called soliciting) holders of the Company’s Common Stock and Class A Stock to provide proxies to be voted at our 2004 Annual Meeting of Shareholders. The Annual Meeting is scheduled for June 11, 2004, commencing at 10:30 a.m., at the Westchester Marriott Hotel, 670 White Plains Road, Tarrytown, New York 10591, and your proxy will be used at the Annual Meeting or at any adjournment or postponement of the meeting.

Who is entitled to vote at the Annual Meeting?

Only shareholders of record at the close of business on the record date, April 16, 2004, are entitled to vote shares of Common Stock and/or Class A Stock held on that date at the Annual Meeting. As of April 16, 2004, 53,272,266 shares of Common Stock and 2,365,873 shares of Class A Stock were issued and outstanding. The Common Stock and the Class A Stock vote together on all matters as a single class, with the Common Stock being entitled to one vote per share and the Class A Stock being entitled to ten votes per share.

What are you being asked to vote on?

We are asking you to vote on:

•	the election of directors;

•	the ratification of PricewaterhouseCoopers LLP as our independent auditors for 2004; and

•	a proposal to increase the number of shares reserved for issuance under our 2000 Long-Term Incentive Plan by 7,500,000 shares.

How can you vote?

You may vote by filling out, signing, and dating your proxy card and mailing it in the prepaid envelope included with these proxy materials. If you are a registered shareholder and attend the Annual Meeting, you may deliver your completed proxy card in person.

Can you change your vote or revoke your proxy?

Yes. You may change your vote or revoke your proxy at any time before the proxy is exercised. If you submitted your proxy by mail, you must (i) file with the Secretary of the Company or other designee of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy or (ii) duly execute a later dated proxy relating to the same shares and deliver it to the Secretary of the Company or other designee before the taking of the vote at the Annual Meeting. Attendance at the Annual Meeting will not have the effect of revoking a proxy unless you give written notice of revocation to the Secretary before the proxy is exercised or you vote by written ballot at the Annual Meeting.

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of the holders of the majority of the issued and outstanding shares of Common Stock and Class A Stock, taken together as a single class, on the record date will constitute a quorum. Both abstentions and broker non-votes are counted as present for purposes of determining the presence of a quorum. Broker non-votes occur when shares held by a shareholder in street name are not voted with respect to a proposal because the broker has not received voting instructions from the shareholder, and the broker lacks the discretionary voting power to vote the shares.

What vote is required to approve each item?

The election of directors will be determined by a plurality of the votes cast in person or by proxy at the Annual Meeting. All other matters presented to shareholders will be determined by the affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting. Broker non-votes and abstentions will have no effect on the outcome of the vote for the election of directors. For the other matters presented to shareholders, broker non-votes and abstentions will have the same effect as a vote against the proposals.

What are the Board’s recommendations?

Unless you give other instructions when you vote, the persons named as proxy holders will vote:

•	FOR election of the three nominated directors;

•	FOR ratification of the designation of PricewaterhouseCoopers LLP to audit the books and accounts of the Company for 2004; and

•	FOR amending the 2000 Long-Term Incentive Plan to increase the number of shares reserved for issuance under the plan by 7,500,000 shares.

If any other matters should properly come before the Annual Meeting, the persons named in the enclosed proxy will have discretionary authority to vote such proxy on such matters in accordance with their best judgment.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

According to the Company’s Certificate of Incorporation, the Board is divided into three classes, denominated Class I, Class II, and Class III, with members of each class holding office for staggered three-year terms. There are currently three Class I Directors whose terms expire at the 2004 Annual Meeting, three Class II Directors whose terms expire at the 2005 Annual Meeting, and four Class III Directors whose terms expire at the 2006 Annual Meeting (in all cases, subject to the election and qualification of their successors and to their earlier death, resignation or removal).

Biographical information is given below, as of April 16, 2004, for each nominee for Class I Director, and for each Class II and Class III Director whose term of office will continue after the Annual Meeting. The Board, at the recommendation of the Corporate Governance Committee, has nominated Leonard S. Schleifer, M.D., Ph.D., Eric M. Shooter, Ph.D., and George D. Yancopoulos, M.D., Ph.D. to serve as Class I Directors. All of the nominees are presently directors and were previously elected by the shareholders. The Corporate Governance Committee will consider a nominee for election to the Board recommended by a shareholder of record, if the shareholder submits the nomination in compliance with the requirements of our by-laws. The Corporate Governance Committee does not yet have a formal policy for evaluating shareholder nominations, but intends to consider this matter during the upcoming year with a view to adopting such a policy prior to the 2005 Annual Meeting of Shareholders. The Corporate Governance Committee shall consider all relevant factors when identifying or evaluating potential Board nominees, whether nominated by members of the Board or shareholders, including, without limitation, the current composition of the Board and the potential nominee’s complementary skills, experience, areas of expertise, and reputation.

Nominees for Class I Directors
Term to Expire 2007

Leonard S. Schleifer, M.D., Ph.D.
LEONARD S. SCHLEIFER, M.D., Ph.D., 51, founded the Company in 1988, has been a Director and its President and Chief Executive Officer since its inception, and served as Chairman of the Board from 1990 through 1994. In 1992, Dr. Schleifer was appointed Clinical Professor of Neurology at the Cornell University Medical School, and from 1984 to 1988 he was Assistant Professor at the Cornell University Medical School in the Departments of Neurology and Neurobiology. Dr. Schleifer is a licensed physician and is certified in Neurology by the American Board of Psychiatry and Neurology.

Eric M. Shooter, Ph.D.
ERIC M. SHOOTER, Ph.D., 79, a co-founder of the Company, has been a Director since 1988. Dr. Shooter has been a Professor at Stanford University School of Medicine since 1968. He was the founding Chairman of the Department of Neurobiology at Stanford University School of Medicine in 1975 and served as its Chairman until 1987. Dr. Shooter is a Fellow of the Royal Society of England and a member of the National Academy of Sciences.

George D. Yancopoulos, M.D., Ph.D.
GEORGE D. YANCOPOULOS, M.D., Ph.D., 44, has been Executive Vice President, Chief Scientific Officer, and President, Regeneron Research Laboratories since December 2000 and a Director since 2001. Prior to that date, he was Senior Vice President, Research, a position he held since June 1997, and Chief Scientific Officer, a position he held since January 1998. Dr. Yancopoulos was Vice President, Discovery from January 1992 until June 1997, Head of Discovery from January 1991 to January 1992, and Senior Staff Scientist from March 1989 to January 1991. In April 2004, Dr. Yancopoulos was elected as a member of the National Academy of Sciences.

Class II Directors Continuing in Office Term to Expire 2005
Alfred G. Gilman, M.D., Ph.D.
ALFRED G. GILMAN, M.D., Ph.D., 62, a co-founder of the Company, has been a Director of the Company since July 1990. Dr. Gilman has been the Raymond and Ellen Willie Professor of Molecular Neuropharmacology and Chairman of the Department of Pharmacology at The University of Texas Southwestern Medical Center at Dallas since 1981 and was named a Regental Professor in 1995. Dr. Gilman is a member of the National Academy of Sciences. He is the Consulting Editor of “Goodman and Gilman’s The Pharmacological Basis of Therapeutics,” the leading medical pharmacology textbook. Dr. Gilman received the Nobel Prize for Physiology or Medicine in 1994. Dr. Gilman is a member of the Board of Directors of Eli Lilly & Company.

Joseph L. Goldstein, M.D.
JOSEPH L. GOLDSTEIN, M.D., 63, has been a Director of the Company since June 1991. Dr. Goldstein has been the Professor of Medicine and Genetics and Chairman of the Department of Molecular Genetics at The University of Texas Southwestern Medical Center at Dallas for more than five years. Dr. Goldstein is a member of the National Academy of Sciences. Drs. Goldstein and Brown jointly received the Nobel Prize for Physiology or Medicine in 1985.

P. Roy Vagelos, M.D.
P. ROY VAGELOS, M.D., 74, has been Chairman of the Board of the Company since January 1995. Prior to joining Regeneron, Dr. Vagelos was Chairman of the Board and Chief Executive Officer of Merck & Co., Inc. He joined Merck in 1975, became a director in 1984, President and Chief Executive Officer in 1985, and Chairman in 1986. Dr. Vagelos retired from all positions with Merck in 1994.

Class III Directors Continuing in Office Term to Expire 2006
Charles A. Baker
CHARLES A. BAKER, 71, has been a Director of the Company since February 1989. In September 2000, Mr. Baker retired as Chairman, President, and Chief Executive Officer of The Liposome Company, Inc., a position he had held since December 1989. During his career, Mr. Baker served in a senior management capacity in various pharmaceutical companies, including tenures as Group Vice President, Squibb Corporation (now Bristol-Myers Squibb) and President, Squibb International. He also held various senior executive positions at Abbott Laboratories and Pfizer, Inc. Mr. Baker currently is a member of the Board of Directors of Progenics Pharmaceuticals, Inc. and Alcide Corporation.

Michael S. Brown, M.D.
MICHAEL S. BROWN, M.D., 63, has been a Director of the Company since June 1991. Dr. Brown is Professor of Medicine and Genetics and the Director of the Center for Genetic Diseases at the University of Texas Southwestern Academy of Sciences. He is a member of the Board of Directors of Pfizer, Inc. His scientific contributions in cholesterol and lipid metabolism were made in collaboration with Dr. Joseph L. Goldstein. Drs. Brown and Goldstein jointly received the Nobel Prize for Physiology or Medicine in 1985.

Arthur F. Ryan
ARTHUR F. RYAN, 61, has been a Director of the Company since January 2003. Mr. Ryan is the Chairman and Chief Executive Officer of Prudential Financial Inc., one of the largest diversified financial institutions in the world. Prior to joining Prudential in December 1994, Mr. Ryan served as President and Chief Operating Officer of Chase Manhattan Bank since 1990. Mr. Ryan ran Chase’s worldwide retail bank between 1984 and 1990.

George L. Sing
GEORGE L. SING, 54, has been a Director of the Company since January 1988. Since 1998, he has been a Managing Director of Lancet Capital (formerly Caduceus Capital Partners), a venture capital investment firm in the health care field. From 1993 to 1998, Mr. Sing was a general partner of Zitan Capital Partners, an investment and advisory firm. From February 1990 until February 1991, he served as a consultant to Merrill Lynch Venture Capital Inc. From 1982 to February 1990, Mr. Sing was a Vice President and member of the Board of Directors of Merrill Lynch Capital, Inc., a venture capital firm.

The Board Unanimously Recommends a Vote FOR the election of Leonard S. Schleifer, M.D., Ph.D., Eric M. Shooter, Ph.D., and George D. Yancopoulos, M.D., Ph.D. as Class I Directors for a Term of Three Years.

Shareholders may communicate with members of the Board by mail addressed to the full Board, a specific member of the Board, or to a particular Committee of the Board, at 777 Old Saw Mill River Road, Tarrytown, New York 10591. Any shareholder or other interested party who has a concern or inquiry regarding the conduct of the Company may communicate directly with either the Company’s independent directors or the full Board. All such communications will be reviewed and, if necessary, investigated and/or addressed by a designee (or designees) of the independent directors and the status of such communications will be reported to the independent directors or the full Board on a quarterly basis. Any concerns relating to accounting, internal controls, or auditing matters will be referred to the attention of the chairman of our Audit Committee.

Board Committees

The Board has a standing Audit Committee, Compensation Committee, and Corporate Governance Committee, each consisting exclusively of independent directors. The Board also has a standing Technology Committee. The Board has adopted charters for the Audit Committee and the Corporate Governance Committee, which are attached as exhibits to this Proxy Statement. Below is a summary description of our Board committees.

BOARD COMMITTEES AND MEETINGS

We show below information on the membership, key functions, and number of meetings of each Board committee.

Name of Committee and Members		Key Functions of the Committee	Number of Meetings Held in 2003
AUDIT

George L. Sing, Chairman Charles Baker Arthur F. Ryan	•	Select the independent auditors, subject to ratification by shareholders, and review and approve the engagement letter.	9
	•	Approve non-audit services performed by the independent auditors and evaluate the performance and independence of the independent auditors.
	•	Review and approve the periodic financial statements and the results of the year-end audit of the Company.
	•	Review and discuss the adequacy and effectiveness of the Company’s accounting and internal control policies and procedures.
	•	Review the independent auditors’ recommendations concerning the Company’s financial practices and procedures.
	•	Prepare an annual report of the Audit Committee for the proxy statement and annually evaluate the Audit Committee Charter.
COMPENSATION

Charles Baker, Chairman George L. Sing	•	Approve the annual compensation for the executive officers, including the Chief Executive Officer, and approve the total compensation budget for all Company employees.	5
	•	Administer the Company’s long-term incentive plans and oversee other benefit plans, including the 401(k) Savings Plan.
	•	Periodically evaluate the competitiveness of the Company’s compensation practices.
	•	Prepare an annual report of the Compensation Committee for the proxy statement.
CORPORATE GOVERNANCE

Alfred Gilman, M.D., Ph.D., Chairman Arthur F. Ryan	•	Identify qualified individuals to become members of the Board and recommend such candidates to the Board.	(established in 2004)
	•	Assess the functioning of the Board and its committees and make recommendations to the Board concerning the appropriate size, function, and needs of the Board.
	•	Make recommendations regarding non-employee director compensation.
	•	Make recommendations to the Board regarding corporate governance matters and practices.
	•	Annually review and assess the adequacy of the Corporate Governance Committee Charter and review the performance of the Corporate Governance Committee.
TECHNOLOGY

Michael S. Brown, M.D., Chairman Alfred G. Gilman, M.D., Ph.D. Joseph L. Goldstein, M.D. Eric M. Shooter, Ph.D. P. Roy Vagelos, M.D.	•	Review and assess the Company’s research and clinical development programs, plans, and policies.	2

The Board has adopted a code of business conduct and ethics that applies to all of our employees, officers, and directors. You can find links to this code and our Board committee charters on our website under the “Corporate Governance” heading on the “Investor Relations” page at www.regeneron.com.

The Board has determined that each of the current members of the Audit Committee, Messrs. Baker, Ryan, and Sing, is an “audit committee financial expert” as that term is defined in Item 401(h) of Regulation S-K, and “independent” for purposes of item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended.

Board Meetings and Attendance of Directors

The Board held nine meetings in 2003. All directors attended more than 75% of the total number of meetings of the Board and committees of the Board held while they were members. Commencing in 2004, at the recommendation of the Corporate Governance Committee, the Board has adopted the practice of conducting executive sessions of independent directors following each regularly scheduled Board meeting. Board members are expected to attend the Company’s Annual Meeting of Shareholders absent a pressing reason, although the Company has no formal policy on the matter. All but one of the directors attended our 2003 Annual Meeting of Shareholders.

Compensation of Directors

Employee directors receive no compensation for services rendered in their capacity as directors. Non-employee directors receive an annual retainer of $15,000 and a fee of $5,000 for each Board meeting attended in person or, once a year, by telephone or videoconference. No additional retainer is paid for committee service. Non-employee directors are reimbursed for their actual expenses relating to their attendance at Board meetings.

Under the Company’s 2000 Long-Term Incentive Plan, each non-employee director receives an automatic grant of an option to purchase 15,000 shares of Common Stock on the first business day after January 1 of each year, with an exercise price per share equal to the fair market value of a share of Common Stock on the date of grant. These options are exercisable as to one-third of the shares on the anniversary of the date of grant in each of the three subsequent calendar years, and expire ten years following the date of grant. Options granted to directors in 2001, 2002, and 2003 included a “reload” provision. Non-employee directors who use shares of Common Stock held for at least six months to pay the exercise price of options granted with reload provisions can receive a new option for the number of shares equal to the number of shares surrendered. The new option will be granted at an exercise price equal to the fair market value of a share of Common Stock on the date of grant of the new option and will have an expiration date that is the same as that of the initial option grant. Options granted to non-employee directors in 2002 and 2003 included a “change of control” provision, which would cause the immediate vesting of the options in the event that the director’s service as a member of the Board is terminated without cause within two years of a defined “change of control.” Each non-employee director would have the right to nullify this acceleration of vesting, in whole or in part, if it would cause the director to pay excise taxes under Internal Revenue Code Section 4999.

Upon his joining the Board in January 2003, the Company granted Mr. Ryan an option, pursuant to the 2000 Long-Term Incentive Plan, to purchase up to 25,000 shares of Common Stock at an exercise price of $20.97, the fair market value of a share of Common Stock on the date of grant. This option vests in equal installments over three years and expires ten years following the date of grant. The option contains “reload” and “change of control” provisions as described above.

In accordance with an agreement dated as of January 8, 1995 between Dr. Vagelos and the Company, Dr. Vagelos purchased 600,000 shares of Common Stock for $300,000. He also received an option to purchase up to 285,000 shares of Common Stock at the fair market value of the Common Stock as of the date of grant, or $3.50 per share. On December 31, 1998, Dr. Vagelos entered into an employment agreement with Regeneron, pursuant to which, effective January 1, 1999, he became a part-time employee. Dr. Vagelos did not become an officer of Regeneron or change his title. His annual compensation as an employee is $100,000. In accordance with the employment agreement, in 1999, the Company issued Dr. Vagelos an option, pursuant to the 1990 Long-Term Incentive Plan, to purchase up to 162,500 shares of Common Stock at an exercise price of $7.41 per share; the option vested over five years. In addition, the Company agreed to recommend to the Compensation Committee that Dr. Vagelos be granted additional stock option grants on or about January 1, 2000 through 2003 in the amount of the greater of (a) 125,000 shares or (b) 125% of the highest annual option grant made to an officer of the Company at the time of each respective year’s annual grant to officers. The Company agreed to recommend a vesting schedule for each year’s annual grant to Dr. Vagelos that would decline ratably from five years for the grant in 1999, to one year for the grant in 2003. On December 15, 2003, the Company issued Dr. Vagelos an option, pursuant to the 2000 Long-Term Incentive Plan, to purchase 312,500 shares of Common Stock at an exercise price of $13.00 per share; the option vests over one year and contains “reload” and “change of control” provisions identical to the ones described for independent directors. If Dr. Vagelos dies or is disabled while he is employed by the Company, all options granted by the Company to him will immediately become exercisable at the time of death or disability.

EXECUTIVE OFFICERS OF THE COMPANY

All officers of the company are appointed annually and serve at the pleasure of the Board. The names, positions, ages, and background of the Company’s senior managers, are set forth below:

LEONARD S. SCHLEIFER, M.D., Ph.D., 51, founded the Company in 1988, has been a Director and its President and Chief Executive Officer since its inception, and served as Chairman of the Board from 1990 through 1994. In 1992, Dr. Schleifer was appointed Clinical Professor of Neurology at the Cornell University Medical School, and from 1984 to 1988 he was Assistant Professor at the Cornell University Medical School in the Departments of Neurology and Neurobiology. Dr. Schleifer received his M.D. and Ph.D. in Pharmacology from the University of Virginia. Dr. Schleifer is a licensed physician and is certified in Neurology by the American Board of Psychiatry and Neurology. Dr. Schleifer is a member of the Board of Directors of the Biotechnology Industry Organization.

GEORGE D. YANCOPOULOS, M.D., Ph.D., 44, has been Executive Vice President, Chief Scientific Officer and President, Regeneron Research laboratories since December 2000 and a Director since 2001. Prior to that date, he was Senior Vice President, Research, a position he held since June 1997, and Chief Scientific Officer, a position he held since January 1998. Dr. Yancopoulos was Vice President Discovery from January 1992 until June 1997, Head of Discovery from January 1991 to January 1992, and Senior Staff Scientist from March 1989 to January 1991. He received his Ph.D. in Biochemistry and Molecular Biophysics and his M.D. from Columbia University. In April 2004, Dr. Yancopoulos was elected as a member of the National Academy of Sciences.

MURRAY A. GOLDBERG, 59, has been Senior Vice President, Finance and Administration, Chief Financial Officer, Treasurer, and Assistant Secretary since December 2000. Prior to that date, he was Vice President, Finance and Administration, Chief Financial Officer, and Treasurer, positions he held since March 1995, and Assistant Secretary, a position he held since January 2000. Prior to joining the Company, Mr. Goldberg was Vice President, Finance, Treasurer, and Chief Financial Officer of PharmaGenics, Inc. from February 1991 and a Director of that company from May 1991. From 1987 to 1990, Mr. Goldberg was Managing Director, Structured Finance Group at the Chase Manhattan Bank, N.A. and from 1973 to 1987 he served in various managerial positions in finance and corporate development at American Cyanamid Company. Mr. Goldberg received his M.B.A. from the University of Chicago and a M.S. in Economics from the London School of Economics.

RANDALL G. RUPP, Ph.D., 56, has been Senior Vice President, Manufacturing and Process Sciences since December 2000. Prior to that date, he was Vice President, Manufacturing and Process Science, a position he held since January 1992. Dr. Rupp was Director of Manufacturing from July 1991 until December 1992. He received his Ph.D. in Biomedical Sciences from the University of Texas, M.D. Anderson Hospital and Tumor Institution, Houston.

NEIL STAHL, Ph.D., 47, has been Senior Vice President, Preclinical Development and Biomolecular Science since December 2000. Prior to that date, he was Vice President, Preclinical Development and Biomolecular Sciences, a position he held since January 2000. He joined the Company in 1991. Before becoming Vice President, Biomolecular Sciences in July 1997, Dr. Stahl was Director, Cytokines and Signal Transduction. Dr. Stahl received his Ph.D. in Biochemistry from Brandeis University.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth, as of April 16, 2004, the number of shares of the Company’s Common Stock and Class A Stock beneficially owned by each of its directors or nominees for directors, each of the named executive officers, and all directors and executive officers as a group, and the percentage that such shares represent of the total combined number of shares of outstanding Common Stock and Class A Stock, based upon information obtained from such persons.

Management and Directors Stock Ownership Table as of April 16, 2004

Name of Beneficial Owner	Number of Shares of Class A Stock Beneficially Owned (1)		Number of Shares of Common Stock Beneficially Owned (1)		Percentage of Common Stock and Class A Stock Beneficially Owned (2)

Leonard S. Schleifer, M.D., Ph.D.	1,769,340	(3)	881,377	(8)	4.7%
P. Roy Valegos, M.D.	0		1,881,391	(9)	3.3%
Charles A. Baker	62,384	(4)	95,590	(10)	*
Michael S. Brown, M.D.	58,049	(5)	143,258	(11)	*
Alfred G. Gilman, M.D., Ph.D.	76,237		153,975	(12)	*
Joseph L. Goldstein, M.D.	52,000		125,000	(13)	*
Arthur F. Ryan	0		8,334	(13)	*
Eric M. Shooter, Ph.D.	79,911	(6)	85,000	(13)	*
George L. Sing	0		157,772	(14)	*
George D. Yancopoulos, M.D., Ph.D.	42,750	(7)	1,082,284	(15)	2.0%
Murray A. Goldberg	0		213,858	(16)	*
Randall R. Rupp, Ph.D.	0		234,891	(17)	*
Neil Stahl, Ph.D.	0		260,482	(18)	*
All Directors and Executive Officers as a Group (13 persons)	2,140,671		5,323,212		12.5%

*	Represents less than 1%

(1)	The inclusion herein of any Class A Stock or Common Stock, as the case may be, deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. Unless otherwise indicated, each person listed has sole voting and investment power with respect to the shares listed.

(2)	To calculate percentage, number of shares outstanding includes 55,638,139 shares outstanding as of April 16, 2004 plus any shares subject to options held by the person or entity in question that are currently exercisable or exercisable within sixty days after April 16, 2004.

(3)	Includes 58,550 shares of Class A Stock held directly by, or in trust for the of, Dr. Schleifer’s two sons, of which Dr. Schleifer disclaims beneficial ownership. Excludes 14,000 shares of Class A Stock held by the Schleifer Family Foundation, a charitable foundation, of which Dr. Schleifer disclaims beneficial ownership.

(4)	All shares of Class A Stock are held by a limited partnership.

(5)	Includes 2,700 shares of Class A stock held in trust for the benefit of Dr. Brown’s daughter.

(6)	All shares of Class A Stock are held in trust for the benefit of Dr. Shooter’s children (the Shooter Family Trust).

(7)	Includes 19,383 shares of Class A Stock held in trust for the benefit of Dr. Yancopoulos’s children and excludes 205 shares held by Dr. Yancopoulos’s wife. Dr. Yancopoulos disclaims beneficial ownership of all such shares.

(8)	Includes 767,880 shares of Common Stock purchasable upon the exercise of options granted pursuant to the 1990 and 2000 Long-Term Incentive Plans which are exercisable or become so within sixty days from April 16, 2004 and 2,293 shares of Common Stock held in an account under the Company’s 401(k) Savings Plan. Includes 1,800 shares of Common Stock held directly by, or in trust for the benefit of, Dr. Schleifer’s two sons, of which Dr. Schleifer disclaims beneficial ownership. Excludes 4,500 shares of Common Stock held by the Schleifer Family Foundation, a charitable foundation, of which Dr. Schleifer disclaims beneficial ownership.

(9)	Includes 842,083 shares of Common Stock purchasable upon exercise of options granted pursuant to the 1990 and 2000 Long-Term Incentive Plans which are exercisable or become so within sixty days from April 16, 2004 and 851 shares of Common Stock held in an account under the Company’s 401(k) Savings Plan. Includes 572,585 shares of Common Stock held in a charitable trust and 200,000 shares of Common Stock held in a grantor trust. Excludes 193,664 shares of Common Stock held by the Marianthi Foundation, and 116,180 shares of Common Stock held by the Pindaros Foundation, both charitable foundations, of which Dr. Vagelos disclaims beneficial ownership.

(10)	Includes 95,000 shares of Common Stock purchasable upon exercise of options granted pursuant to the 1990 and 2000 Long-Term Incentive Plans which are exercisable or become so within sixty days from April 16, 2004.

(11)	Includes 138,000 shares of Common Stock purchasable upon exercise of options granted pursuant to the 1990 and 2000 Long-Term Incentive Plans which are exercisable or become so within sixty days from April 16, 2004.

(12)	Includes 130,000 shares of Common Stock purchasable upon exercise of options granted pursuant to the 1990 and 2000 Long-Term Incentive Plans which are exercisable or become so within sixty days from April 16, 2004.

(13)	All shares of Common Stock beneficially owned represent shares of Common Stock purchasable upon the exercise of options granted pursuant to the 1990 and 2000 Long-Term Incentive Plans which are exercisable or become so within sixty days from April 16, 2004.

(14)	Includes 85,000 shares of Common Stock purchasable upon exercise of options granted pursuant to the 1990 and 2000 Long-Term Incentive Plans which are exercisable or become so within sixty days from April 16, 2004.

(15)	Includes 1,018,400 shares of Common Stock purchasable upon exercise of options granted pursuant to the 1990 and 2000 Long-Term Incentive Plans which are exercisable or become so within sixty days from April 16, 2004 and 2,266 shares of Common Stock held in an account under the Company’s 401(k) Savings Plan.

(16)	Includes 184,531 shares of Common Stock purchasable upon exercise of options granted pursuant to the 1990 and 2000 Long-Term Incentive Plans which are exercisable or become so within sixty days from April 16, 2004 and 2,293 shares of Common Stock held in an account under the Company’s 401(k) Savings Plan.

(17)	Includes 223,500 shares of Common Stock purchasable upon exercise of options granted pursuant to the 1990 and 2000 Long-Term Incentive Plans which are exercisable or become so within sixty days from April 16, 2004 and 2,248 shares of Common Stock held in an account under the Company’s 401(k) Savings Plan.

(18)	Includes 245,000 shares of Common Stock purchasable upon exercise of options granted pursuant to the 1990 and 2000 Long-Term Incentive Plans which are exercisable or become so within sixty days from April 16, 2004 and 2,211 shares of Common Stock held in an account under the Company’s 401(k) Savings Plan.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AS OF APRIL 16, 2004

Set forth below is the name, address, and stock ownership of each person or group of persons known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock and Class A Stock.

Name and Address of Beneficial Owner	Number of Shares of Class A Stock Beneficially Owned		Number of Shares of Common Stock Beneficially Owned		Percentage of Common Stock and Class A Stock Beneficially Owned (1)
Leonard S. Schleifer, M.D., Ph.D. 777 Old Saw Mill River Road Tarrytown, NY 10591	1,769,340	(2)	881,377	(3)	4.7%
Novartis Pharma AG Lichstrasse 35 CH-4002 Basel, Switzerland	0		7,527,050		13.5%
FMR Corp. 82 Devonshire Street Boston, Massachusetts 02109	0		6,381,228		11.5%
Feldon Invest S.A. Urbanizacion Obarrio Swiss Bank Building, 53rd Street Panama City, Panama	0		4,000,000		7.2%
Amgen Inc. One Amgen Center Drive Thousand Oaks, California 91320	0		3,018,409		5.4%
Aventis 200 Crossing Boulevard Bridgewater, New Jersey 08807	0		2,799,552		5.0%
Wellington Management Company, LLP 75 State Street Boston, Massachusetts 0210	0		2,605,532		4.7%

(1)	To calculate percentage, number of shares outstanding includes 55,638,139 shares outstanding as of April 16, 2004, plus any shares subject to options held by the person or entity in question that are currently exercisable or exercisable within sixty days after April 16, 2004.

(2)	Includes 58,550 shares of Class A Stock held directly by, or in trust for the benefit of, Dr. Schleifer’s two sons, of which Dr. Schleifer disclaims beneficial ownership. Excludes 14,000 shares of Class A Stock held by the Schleifer Family Foundation, a charitable foundation, of which Dr. Schleifer disclaims beneficial ownership.

(3)	Includes 767,880 shares of Common Stock purchasable upon the exercise of options granted pursuant to the 1990 and 2000 Long-Term Incentive Plans which are exercisable or become so within sixty days from April 16, 2004 and 2,293 shares of Common Stock held in an account under the Company’s 401(k) Savings Plan. Includes 1,800 shares of Common Stock held directly by, or in trust for the benefit of, Dr. Schleifer’s two sons, of which Dr. Schleifer disclaims beneficial ownership. Excludes 4,500 shares of Common Stock held by the Schleifer Family Foundation, a charitable foundation, of which Dr. Schleifer disclaims beneficial ownership.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Company believes that during 2003 all reports for the Company’s executive officers and directors that were required under Section 16 of the Securities Exchange Act of 1934 were filed on a timely basis, except that a gift of 3,000 shares of Class A Stock by the Shooter Family Trust in 2003 was reported in a Form 4 filed in March 2004 and a gift of 250 shares of Common Stock by Neil Stahl in 2003 was reported in a Form 4 filed in April 2004.

PERFORMANCE GRAPH

Set forth below is a line graph comparing the cumulative total shareholder return on the Common Stock with the cumulative total return of (i) The Nasdaq Pharmaceutical Stocks Index and (ii) The Nasdaq Stock Market (U.S.) Index for the period from December 31, 1998 through December 31, 2003.

	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03
Regeneron	$100	$173	$479	$382	$251	$200
Nasdaq Pharm	100	189	235	200	130	190
Nasdaq-US	100	185	118	89	61	92

The above graph assumes $100 investments on December 31, 1998 in the Common Stock, The Nasdaq Pharmaceutical Stocks Index, and The Nasdaq Stock Market (U.S.) Index, with all dividends reinvested.

PROPOSAL NO. 2: APPROVAL OF AUDITORS

The Board of Directors, at the recommendation of the Audit Committee, has selected PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending December 31, 2004. This appointment is subject to the approval of the Company’s shareholders. Accordingly, the following resolution will be offered at the Annual Meeting:

“RESOLVED, that the appointment by the Board of Directors of Regeneron Pharmaceuticals, Inc., of PricewaterhouseCoopers LLP as the independent auditors of the Company for the year ending December 31, 2004 is hereby approved.”

PricewaterhouseCoopers LLP has been the Company’s independent auditors for the past fifteen years and has advised the Company that it will have in attendance at the Annual Meeting a representative who will be afforded an opportunity to make a statement, if such representative desires to do so, and will respond to appropriate questions presented at the Annual Meeting.

Information about Fees Paid to Independent Auditors

Aggregate fees incurred related to services provided to the Company by PricewaterhouseCoopers LLP for the years ended December 31, 2003 and 2002 were:

	2003	2002
Audit Fees	$177,300	$134,000
Audit Related Fees	172,280	44,700
Tax Fees	—	5,635
All Other Fees	3,200	20,183
Total Fees	$352,780	$204,518

Audit fees in 2002 and 2003 were for professional services rendered for the audit of the Company’s financial statements for the fiscal year and reviews of the Company’s quarterly financial statements included in its Form 10-Q filings.

Audit related fees for 2002 were primarily for the audit of the Company’s 401(k) Savings Plan and accounting advice and consultation concerning financial accounting matters. Audit related fees for 2003 were primarily for accounting advice and consultation concerning financial accounting and reporting matters. Fees for the 2003 audit of the Company’s 401(k) Savings Plan are not included in the amounts reported above since this work has not yet been initiated.

Tax fees in 2002 were for tax planning and advisory services.

All Other fees for 2002 were for advisory services related to risk management and investment incentives. All Other fees for 2003 were for advisory services related to investment incentives and miscellaneous other matters. PricewaterhouseCoopers LLP did not perform any professional services in connection with financial information systems design and implementation in 2002 or 2003.

The Audit Committee has adopted a policy regarding the pre-approval of audit and permitted non-audit services to be performed by the Company’s independent auditor, PricewaterhouseCoopers LLP. The Audit Committee will, on an annual basis, consider and, if appropriate, approve the provision of audit and non-audit services by PricewaterhouseCoopers. In 2003, the Audit Committee pre-approved a general provision of $50,000 for certain types of accounting advisory services; however, no one engagement under the general provision could have an expected cost greater than $25,000. Management is responsible for notifying the Audit Committee of the status of accounting advisory service engagements at regularly scheduled Audit Committee meetings and the general provision is replenished to $50,000, as necessary. For any accounting advisory engagement expected to cost greater than $25,000, and for any other permissible consulting engagement, management is required to request specific pre-approval from the Audit Committee or the Chairman of the Audit Committee.

The Board of Directors Unanimously Recommends a Vote FOR the Selection of PricewaterhouseCoopers LLP as the Company’s Independent Auditors.

AUDIT COMMITTEE REPORT

We have reviewed the audited financial statements of the Company for the year ended December 31, 2003, which are included in the Company’s Annual Report on Form 10-K and met with both management and PricewaterhouseCoopers LLP, the Company’s independent auditors, to discuss those financial statements. The Audit Committee has discussed with the Company’s independent auditors the matters required to be discussed under Statements on Auditing Standards No. 61, which include, among other items, matters related to the conduct of the audit of the Company’s financial statements. The Audit Committee also discussed with the independent auditors their independence relative to the Company and received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (which relates to the auditor’s independence from the Company).

Based on the foregoing discussions and review, the Audit Committee recommended to the Board that the audited financial statements of the Company for the year ended December 31, 2003 be included in the Company’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

The Audit Committee

George L. Sing, Chairman
Charles A. Baker
Arthur F. Ryan

PROPOSAL NO. 3: AMENDMENT TO 2000 LONG-TERM INCENTIVE PLAN

On June 9, 2000, the Company’s shareholders adopted and approved the Company’s 2000 Long-Term Incentive Plan (the 2000 Plan) and 6,000,000 shares of Common Stock were reserved for issuance thereunder. An additional 5,000,000 shares were reserved under the 2000 Plan in June 2002. As of April 16, 2004 1,612,020 shares remained available for issuance under the 2000 Plan.

On April 2, 2004, the Board, at the recommendation of the Compensation Committee and subject to shareholder approval, adopted an amendment to the 2000 Plan to increase the maximum number of shares reserved for and available for issuance under the 2000 Plan to 18,500,000, of which 7,500,000 represent an increase over the number of shares previously reserved under the 2000 Plan. The purpose of this amendment is to replenish the number of shares available for grant as incentive awards in order for the Company to continue to meet our objective of securing, motivating, and retaining qualified officers and employees, and of compensating non-employee directors.

Based on management’s employment and award projections, the Compensation Committee determined that the proposed increase in shares reserved for issuance under the 2000 Plan should satisfy the Company’s compensation needs for at least the next three years, including the regular annual grants anticipated at the end of 2004. The Compensation Committee determined that it would engage the services of an outside compensation consultant in 2004 to evaluate the Company’s current compensation practices in order to ensure that future quantities and types of awards under the 2000 Plan continue to reflect the Company’s needs and current compensation practices for similarly situated companies.

Future grants under the 2000 Plan will be made at the discretion of the Compensation Committee and, accordingly, are not yet determinable. In addition, benefits under the 2000 Plan will depend on a number of factors, including the fair market value of Common Stock on future dates and the exercise decisions made by the participants. Consequently, it is not possible to determine the benefits that might be received by participants receiving discretionary grants under the 2000 Plan.

The Board of Directors Unanimously Recommends a Vote FOR the Approval of the Amendment to the 2000 Plan to Increase the Number of Shares Reserved and Available for Issuance Thereunder by 7,500,000 Shares.

Description of Principal Features of the 2000 Plan

The 2000 Plan is administered by the Compensation Committee of the Board. Each member of the Compensation Committee is a “non-employee director” (within the meaning of Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended) and an “outside director” (within the meaning of Section 162(m) of the Internal Revenue Code).

The 2000 Plan may be amended by the Board, subject to shareholder approval where necessary, to satisfy certain regulatory requirements. The 2000 Plan will terminate not later than the close of business on April 24, 2010. However, awards granted before the termination of the 2000 Plan may extend beyond that date in accordance with their terms.

There are generally four types of awards that may be granted under the 2000 Plan: Stock Options (including both incentive stock options (referred to as ISOs) within the meaning of Section 422 of the Internal Revenue Code and nonqualified stock options (referred to as NQSOs), which are options that do not qualify as ISOs), Restricted Stock, Phantom Stock, and Stock Bonus awards. In addition, the Compensation Committee in its discretion may make other awards valued in whole or in part by reference to, or otherwise based on, Common Stock.

Prior to the effectiveness of the proposed amendment, there were reserved for issuance under the 2000 Plan a total of 11,000,000 shares of Common Stock. As of April 16, 2004 1,612,020 shares remained available for issuance under the 2000 Plan. If the proposed amendment is approved, an additional 7,500,000 shares of Common Stock will be reserved for issuance under the 2000 Plan. All of the shares reserved for issuance under the 2000 Plan are generally subject to equitable adjustment upon the occurrence of any stock dividend or other distribution, recapitalization, stock split, subdivision, reorganization, merger, consolidation, combination, repurchase or share exchange, or other similar corporate transaction or event. The maximum number of shares of Common Stock that may be the subject of awards to a participant in any year is 1,000,000, except that such number is 1,500,000 with respect to an employee’s initial year of employment with the Company.

Awards become exercisable or otherwise vest at the times and upon the conditions that the Committee may determine, as reflected in the applicable award agreement. The Compensation Committee has the authority to accelerate the vesting and/or exercisability of any outstanding award at such times and under such circumstances as it, in its sole discretion, deems appropriate (for instance, upon a “Change in Control” of the Company, as defined in the 2000 Plan). Because awards under the 2000 Plan are discretionary (other than annual grants to non-employee directors described under “Non-employee Director Awards” below), it is not possible to determine the size of future awards.

Stock Options.    Options entitle the holder to purchase shares of Common Stock during a specified period at a purchase price specified by the Compensation Committee (but in the case of an ISO, at a price not less than 100% of the fair market value of the Common Stock on the day the ISO is granted). Each Option granted under the 2000 Plan will be exercisable for a period of 10 years from the date of grant, or such lesser period as the Compensation Committee shall determine. Options may be exercised, in whole or in part, by the payment of cash of the full option price of the shares purchased, by tendering shares of Common Stock with a fair market value equal to the option price of the shares purchased, or by other methods in the discretion of the Compensation Committee. The 2000 Plan provides that, unless otherwise determined by the Compensation Committee, an Option shall vest with respect to 20% of the Option on the first anniversary of the date of grant and with respect to an additional 20% on each of the next four anniversaries thereof. In 2001, the Compensation Committee determined that beginning in 2001, Options granted under the 2000 Plan would vest ratably over four years, with 25% of the Option vesting on each of the first four anniversaries of the date of grant. Options that are exercisable as of the date of a participant’s termination of service with the Company may be exercised after such date for the period set forth in the Option agreement or as otherwise determined by the Compensation Committee. In the event of the death of a participant, any unexercisable Options held by such participant shall become duly exercisable by the participant’s heirs or personal representatives. Options held by a participant upon termination from the Company’s service for “Cause” (as defined in the 2000 Plan) shall immediately expire (whether or not then exercisable). The Compensation Committee may provide that a participant who delivers shares of Common Stock to exercise an Option will automatically be granted new Options for the number of shares delivered to exercise the Option (referred to as Reload Options). Reload Options will be subject to the same terms and conditions as the related Option (except that the exercise price generally will be the fair market value of the Common Stock on the date the Reload Option is granted).

Restricted Stock.    Restricted Stock Awards consist of a grant of shares of restricted Common Stock. The Compensation Committee may determine the price, if any, to be paid by a participant for each share of Restricted Stock subject to an award. A holder of Restricted Stock may vote and, if the participant remains in the service of the Company throughout the “Restricted Period” as defined in the 2000 Plan, he or she may generally receive all dividends on all such shares. However, such holder may not transfer such shares during the Restricted Period. If for any reason during the Restricted Period a holder of Restricted Stock ceases to be in the service of the Company, the holder may (and if the termination is on account of Cause, shall) be required to transfer to the Company such Restricted Stock together with any dividends paid thereon. Consistent with Section 162(m) of the Internal Revenue Code, the 2000 Plan provides that (i) restrictions on Restricted Stock may, in the sole discretion of the Compensation Committee, lapse upon the achievement of certain pre-established performance goals based upon the criteria described below, and (ii) the maximum number of such performance-based Restricted Stock awards that may be granted to an employee in any year is 200,000.

The 2000 Plan provides that performance goals will be based on one or more of the following criteria: (1) return on total shareholder equity; (2) earnings per share of Common Stock; (3) net income (before or after taxes); (4) earnings before interest, taxes, depreciation and amortization; (5) revenues; (6) return on assets; (7) market share; (8) cost reduction goals; (9) any combination of, or a specified increase in, any of the foregoing; (10) the achievement of certain target levels of discovery and/or development of products, including without limitation, the regulatory approval of new products; (11) the achievement of certain target levels of sales of new products or licensing in or out of new drugs; (12) the formation of joint ventures, research or development collaborations, or the completion of other corporate transactions; and (13) such other criteria as the shareholders of the Company may approve. In addition, such performance goals may be based upon the attainment of specified levels of Company performance under one or more of the measures described above relative to the performance of other corporations. To the extent permitted under Section 162(m) of the Internal Revenue Code (including, without limitation, compliance with any requirements for shareholder approval), the Compensation Committee may designate additional business criteria on which the performance goals may be based or adjust, modify, or amend the aforementioned business criteria.

Phantom Stock.    A Phantom Stock award is an award of the right to receive cash or Common Stock at a future date, subject to such restrictions, if any, as the Compensation Committee may impose at the date of grant or thereafter, which restrictions may lapse separately or in combination at such times, under such circumstances (including without limitation a specified period of employment or the satisfaction of the performance goals described above), in such installments, or otherwise, as the Compensation Committee may determine. The grant of a Phantom Stock award shall not reduce the number of shares of Common Stock with respect to which awards may be granted under the 2000 Plan.

Stock Bonus.    If the Compensation Committee grants a Stock Bonus award, a certificate for the shares of Common Stock constituting such Stock Bonus is issued in the name of the participant to whom such grant was made.

Non-employee Director Awards.    On the first business day after January 1 of each calendar year, each then serving non-employee director of the Company will be granted a NQSO to purchase 15,000 shares of Common Stock at the fair market value of such shares at the time of grant; such NQSOs shall become exercisable as to 33 1/3% of the shares covered thereby on each of the first, second, and third anniversaries of the date of grant, and shall expire (if not earlier terminated) on the tenth anniversary of the date of grant. In addition, a non-employee director may receive such other awards as are approved by a majority of the Board.

Certain Federal Income Tax Consequences

Set forth below is a discussion of certain federal income tax consequences with respect to Options that may be granted pursuant to the 2000 Plan. The following discussion is a brief summary only, and reference is made to the Internal Revenue Code and the regulations and interpretations issued thereunder for a complete statement of all relevant federal tax consequences. This summary is not intended to be exhaustive and does not describe state, local, or foreign tax consequences of participation in the 2000 Plan.

Incentive Stock Options. In general, no taxable income is realized by a participant upon the grant of an incentive stock option, within the meaning of Section 422 of the Internal Revenue Code. If shares of Common Stock are issued to a participant (“Option Shares”) pursuant to the exercise of an ISO granted under the 2000 Plan and the participant does not dispose of the Option Shares within the two-year period after the date of grant or within one year after the receipt of such Option Shares by the participant (a “disqualifying disposition”), then, generally (i) the participant will not realize ordinary income upon exercise and (ii) upon sale of such Option Shares, any amount realized in excess of the exercise price paid for the Option Shares will be taxed to such participant as capital gain (or loss). Long-term capital gain of a participant is generally subject to a maximum tax rate of up to 15% in respect of property held for more than one year. The amount by which the fair market value of the Common Stock on the exercise date of an ISO exceeds the purchase price generally will constitute an item which increases the participant’s “alternative minimum taxable income.”

If Option Shares acquired upon the exercise of an ISO are disposed of in a disqualifying disposition, the participant generally would include in ordinary income in the year of disposition an amount equal to the excess of the fair market value of the Option Shares at the time of exercise (or, if less, the amount realized on the disposition of the Option Shares), over the exercise price paid for the Option Shares.

Subject to certain exceptions, an ISO generally will not be treated as an ISO if it is exercised more than three months following termination of employment. If an ISO is exercised at a time when it no longer qualifies as an ISO, such option will be treated as an NQSO as discussed below.

Nonqualified Stock Options. In general, no taxable income is realized by a participant upon the grant of an NQSO. Upon exercise of an NQSO, the participant generally would include in ordinary income at the time of exercise an amount equal to the excess, if any, of the fair market value of the Option Shares at the time of exercise over the exercise price paid for the Option Shares.

In the event of a subsequent sale of Option Shares received upon the exercise of an NQSO, any appreciation or depreciation after the date on which taxable income is realized by the participant in respect of the option exercise will be taxed as capital gain in an amount equal to the excess of the sale proceeds for the Option Shares over the participant’s basis in such Option Shares. The participant’s basis in the Option Shares will generally equal the amount paid for the Option Shares plus the amount included in ordinary income by the participant upon exercise of the NQSO described in the immediately preceding paragraph.

Interests of Certain Persons in Matters to Be Acted Upon

Officers of the Company, including the Named Officers, employees, consultants and non-employee directors of the Company are eligible to receive awards under the 2000 Plan in the discretion of the Compensation Committee.

EXECUTIVE COMPENSATION

Set forth below is information concerning the annual and long-term compensation for services performed during each of the last three fiscal years for Regeneron’s Chief Executive Officer and its four other highest-compensated executed officers (together, the “Named Officers”).

Summary Compensation Table

		Annual Compensation		Long Term Compensation Awards
Name and Principal Position	Year	Salary	Bonus	Securities Underlying Options (1)	Securities Underlying Restricted Stock Awards (2)	All Other Compensation (3)
Leonard S. Schleifer, M.D., Ph.D.	2003	$610,000	$355,000	250,000	$0	$12,037
President and Chief Executive Officer	2002	$574,327	$355,000	250,000	$0	$7,670
	2001	$538,269	$250,000	250,000	$0	$6,770

George D. Yancopoulos, M.D., Ph.D.	2003	$476,481	$165,000	200,000	$133,601	$6,000
Executive Vice President, Chief	2002	$449,519	$125,000	200,000	$133,018	$5,500
Scientific Officer and President,	2001	$423,942	$100,000	200,000	$259,780	$5,100
Regeneron Research Laboratories

Murray A. Goldberg	2003	$322,948	$25,000	75,000	$113,204	$6,000
Senior Vice President, Finance &	2002	$304,063	$25,000	60,000	$100,706	$6,000
Administration, Chief Financial Officer,	2001	$274,409	$25,000	50,000	$100,024	$5,100
Treasurer, and Assistant Secretary

Randall R. Rupp, Ph.D.	2003	$290,990	$0	50,000	$87,503	$6,000
Senior Vice President, Manufacturing	2002	$264,712	$0	50,000	$50,013	$5,500
and Process Sciences	2001	$249,500	$0	30,000	$54,003	$5,100

Neil Stahl, Ph.D.	2003	$301,969	$30,000	100,000	$90,701	$6,000
Senior Vice President, Preclinical	2002	$279,519	$25,000	100,000	$95,013	$5,500
Development and Biomolecular Science	2001	$254,423	$25,000	100,000	$100,024	$5,100

(1)	All options granted expire ten years from the date of grant. All options become exercisable ratably over four years beginning one year from the date of grant.

(2)	The amounts shown in this column represent the dollar value of restricted Common Stock on the date of the grant of the restricted stock. All grants of restriced stock are made under the Company’s 2000 Plan. All restricted stock awards vest ratably every six-months over a two-year period from on or about the date of grant.

In January 2001, Dr. Yancopoulos received a grant of 3,232 shares of restricted stock.

In December 2001, Dr. Yancopoulos received a grant of 5,356 shares of restricted stock, Mr. Goldberg received a grant of 3,571 shares of restricted stock, Dr. Stahl received a grant of 4,890 shares of restricted stock, and Dr. Rupp received a grant of 2,574 shares of restricted stock.

In December 2002, Dr. Yancopoulos received a grant of 6,846 shares of restricted stock, Mr. Goldberg received a grant of 5,183 shares of restricted stock, Dr. Stahl received a grant of 4,890 shares of restricted stock, and Dr. Rupp received a grant of 2,574 shares of restricted stock.

In December 2003, Dr. Yancopoulos received a grant of 10,277 shares of restricted stock, Mr. Goldberg received a grant of 8,708 shares of restricted stock, Dr. Stahl received a grant of 6,977 shares of restricted stock, and Dr. Rupp received a grant of 6,731 shares of restricted stock.

As of December 31, 2003, the aggregate number of shares of restricted stock held by the Named Officers of the Company and the dollar value of such shares, were: Dr. Schleifer, 0 shares ($0); Dr. Yancopoulos, 16,750 shares ($246,393); Mr. Goldberg, 13,487 shares ($198,394); Dr. Stahl, 11,536 shares ($169,695), and Dr. Rupp, 9,143 shares ($134,494). The dollar values are based on the closing price of Common Stock on December 31, 2003, as reported on the Nasdaq Stock Market.

(3)	Represents a matching Company contribution under the Regeneron Pharmaceuticals, Inc. 401(k) Savings Plan. For Dr. Schleifer, the amount also represents life insurance premiums paid by the Company on behalf of Dr. Schleifer and a gross-up payment for estimated income taxes attributed to the payment of fees to a financial services consultant.

Options

All options to purchase Common Stock granted to the Named Officers for 2003 and prior years have been granted under the Company’s 1990 and 2000 Long-Term Incentive Plans. Set forth below is information about grants of options during 2003 to the Named officers. No Stock Appreciation Rights have been granted by the Company.

Options Granted in Last Fiscal Year

	Number of Securities Underlying Options Granted (#)(1)(2)(3)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Share)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name					5% ($)	10% ($)
Leonard S. Schleifer, M.D., Ph.D.	15,384	0.6%	13.00	12/15/2013	125,774	318,736
	234,616	9.4%	13.00	12/15/2013	1,918,134	4,860,927
George D. Yancopoulos, M.D., Ph.D.	7,692	0.3%	13.00	12/15/2013	62,887	159,368
	192,308	7.7%	13.00	12/15/2013	1,572,239	3,984,363
Murray A. Goldberg	7,692	0.3%	13.00	12/15/2013	62,887	159,368
	67,308	2.7%	13.00	12/15/2013	550,285	1,394,531
Randall R. Rupp, Ph.D.	7,692	0.3%	13.00	12/15/2013	62,887	159,368
	42,308	1.7%	13.00	12/15/2013	345,895	876,565
Neil Stahl, Ph.D.	7,692	0.3%	13.00	12/15/2013	62,887	159,368
	92,308	3.7%	13.00	12/15/2013	754,676	1,912,497

(1)	All options granted in 2003 expire ten years from the date of grant and become exercisable ratably over four years, beginning one year from the date of grant.

(2)	Options granted to Named Officers in 2003 included a “reload” provision. Named Officers who use shares of Common Stock held for at least six months to pay the exercise price of options granted with reload provisions can receive a new option for a number of shares equal to the number of shares surrendered. The new option will be granted at an exercise price equal to the fair market value of a share of Common Stock on the date of grant and will have an expiration date that is the same as that of the initial option grant.

(3)	Options granted to Named Officers in 2003 included a “change of control” provision, which would cause the immediate vesting of the options in the event that the Named Officer is terminated, other than for cause, or if such Named Officer terminates his or her employment for good reason (as defined in the option award agreement) within two years of a defined “change of control.” Each Named Officer has the right to nullify this acceleration of vesting, in whole or in part, if it would cause the Named Officer to pay excise taxes under Internal Revenue Code Section 4999.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table shows information with respect to the Named Officers concerning options exercised during 2003 and the value of stock options held as of the end of 2003.

	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-the-Money Options at Fiscal Year-End ($) (1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Leonard S. Schleifer, M.D., Ph.D.	125,000	775,000	742,870	724,500	2,534,872	1,065,900
George D. Yancopoulos, M.D., Ph.D.	304,250	4,547,842	665,400	1,289,600	1,802,050	700,400
Murray A. Goldberg	25,000	315,672	176,531	177,000	612,255	269,660
Randall R. Rupp, Ph.D.	—	—	217,500	128,500	1,413,470	201,780
Neil Stahl, Ph.D.	26,500	380,832	237,000	263,000	782,130	334,820

(1)	Based on the average of the high and low sales price of the Common Stock on December 31, 2003, as reported on the Nasdaq Stock Market, of $15.10, less the exercise price.

Equity Compensation Plan Information

The following table shows information with respect to securities authorized for issuance under the equity compensation plans maintained by the Company as of December 31, 2003.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
Equity compensation plans approved by security holders (1)	13,113,299 shares of Common Stock	$20.38	1,653,642 shares of Common Stock (3)
Equity compensation plans not approved by security holders (2)	0	$ 0.00	44,246 shares of Class A Stock
Total	13,113,299 shares of Common Stock	$20.38	1,697,888 shares of Common Stock and Class A Stock

(1)	The equity compensation plans approved by the security holders are the 2000 Long-Term Incentive Plan and the 1990 Long-Term Incentive Plan.

(2)	The equity compensation plan not approved by the security holders is the Executive Stock Purchase Plan which is described in note 12(b) to the audited financial statements for the year ended December 31, 2003.

(3)	There is no restriction to the number of shares that may be issued under the 2000 Long-Term Incentive Plan in the form of Restricted Stock.

Employment Agreements

The Company entered into an employment agreement with Leonard S. Schleifer, M.D., Ph.D., effective as of December 20, 2002, providing for his employment with the Company through December 31, 2003 and continuing thereafter on a year-by-year basis unless notice is given by Dr. Schleifer or the Company. Pursuant to the agreement, during the term of his employment, the Company will pay Dr. Schleifer a base salary of not less than $575,000, with such increases as may be determined by the Compensation Committee and approved by the Board. Under his employment agreement, Dr. Schleifer may participate in all Company benefit and incentive programs. During his employment term, the Company will maintain life insurance on Dr. Schleifer’s life in the amount of $1,000,000 payable to beneficiaries designated by Dr. Schleifer. The Company also agreed to maintain long term disability insurance that will pay Dr. Schleifer at least 65% of his salary if he is physically or mentally unable to work. Under the employment agreement, the Company has agreed that in the event that Dr. Schleifer’s employment is terminated other than for cause (as defined in the agreement) or is terminated by Dr. Schleifer for good reason (as defined in the agreement to include specified acts of constructive termination, as well as the first year following a change in control of the Company) (collectively, as “Involuntary Termination”), the Company will pay Dr. Schleifer an amount equal to 125% of the sum of his base salary plus his average bonus paid over the past three years, and continue to provide Dr. Schleifer and his dependents medical, dental, and life insurance for 18 months. The Company has agreed that in the event that Dr. Schleifer’s employment is terminated for any reason other than for cause (as defined in the agreement), all of his unexercisable stock options will continue to vest in accordance with the terms of the applicable grant agreement and Dr. Schleifer shall be entitled to exercise the stock options during the original term of such options. Upon an Involuntary Termination within three years after a change in control of the Company or within three months prior thereto, the Company will pay Dr. Schleifer an amount equal to three times the sum of his base salary in effect plus his average bonus paid over the past three years, and continue to provide Dr. Schleifer and his dependents medical, dental, and life insurance for 36 months. If payments under the agreement resulting from a change in ownership as defined in Section 280G(b)(2) of the Internal Revenue Code exceed certain thresholds, then the Company will pay to Dr. Schleifer an additional amount to cover any exercise tax obligations arising therefrom, unless such excise tax obligations could be eliminated altogether by reducing Dr. Schleifer’s cash payments and benefits under the agreement by less than ten percent in which case such benefits and payments will be reduced accordingly.

On March 6, 2000, the Company entered into an employment agreement with George D. Yancopoulos, M.D., Ph.D. providing for his employment with the Company through March 5, 2005. During the term of employment, the Company will pay Dr. Yancopoulos an annual base salary of $370,000, with such increases as may be determined by the Compensation Committee and approved by the Board. Dr. Yancopoulos is also entitled to participate in all Company benefit plans and incentive plans provided to similarly situated executives of the Company. The employment agreement provides that in the event that Dr. Yancopoulos’ employment is terminated (i) by the Company without cause, as defined in the employment agreement, (ii) by reason of the executive’s death, or (iii) by reason of the executive’s disability, as determined in good faith by the Board, Dr. Yancopoulos, or his estate, as the case may be, will continue to be paid his base salary and benefits payable under the agreement for the lesser of one year or the remainder of the term of the agreement. Under the employment agreement, Dr. Yancopoulos has agreed that he will not engage in activities which are in competition with the Company for a period of one year following the termination of his active employment with the Company.

For a description of the Company’s employment agreement with P. Roy Vagelos, M.D., see “Compensation of Directors.”

Indebtedness of Named Officers

In August 1994, the Company loaned Dr. Yancopoulos $60,000. The loan is evidenced by a promissory note bearing interest at the rate of 6.83% per year. The loan, including all accrued interest, totaled $99,461 as of April 16, 2004, and becomes due and payable on August 21, 2004, unless Dr. Yancopoulos’s employment with the Company terminates prior to that date.

COMPENSATION COMMITTEE REPORT

The Company’s executive compensation program is administered by the Compensation Committee, which is composed of two independent directors, Messrs. Baker and Sing. Mr. Baker serves as chairman of the Compensation Committee. Subject to approval by the Board, it is part of the Compensation Committee’s responsibility to oversee the Company’s compensation plans and practices and review and establish the individual compensation levels for executive officers, including Dr. Schleifer, the Company’s Chief Executive Officer. The Compensation Committee considers the views and recommendations of independent consultants, management, and other directors in determining whether the amounts and types of compensation the company pays its executive officers are appropriate. The Compensation Committee also takes into account the Company’s overall performance and independent survey data regarding similarly situated executives at other companies in the biotechnology industry.

Compensation Philosophy

The Company’s executive compensation program is designed to promote the achievement of the Company’s business objectives and, thereby, to maximize long-term corporate performance and shareholder value. The program is intended to provide compensation opportunities that are based, in substantial part, on the Company’s performance, as well as the individual contributions of each executive officer consistent with the Company’s performance. The compensation packages for executive officers consist of a combination of base salary, bonuses, and long-term stock-based incentives through the 2000 Plan.

The Compensation Committee believes it is important for stock-based incentives to constitute a significant portion of the compensation package in order to help align executive and shareholder interests. Stock options granted to the Company’s executive officers and other employees of the Company (with the exception of Dr. Vagelos) include vesting provisions of 25% per year over four years. The Compensation Committee believes that by rationing the exercisability of these stock options over future years, the executive retention impact of these awards will be strengthened.

In determining the total amount and mixture of the compensation package for each executive officer, including Dr. Schleifer, the Compensation Committee considers numerous factors, the most important of which are (i) the Company’s overall performance, needs, and objectives, including attracting, motivating, and retaining key management personnel, (ii) individual performance, including the executive officer’s contribution to the Company’s objectives, (iii) compensation of persons holding comparable positions at other similarly situated biotechnology companies, and (iv) the overall value to each executive officer of his or her compensation package. No specific numerical weight is given to any of these factors. The 2003 base salaries, bonuses, and other compensation of the Named Officers, which were established in late 2002, are shown in the Summary Compensation Table.

Chief Executive Officer Compensation

Dr. Schleifer received an annual incentive bonus for fiscal year 2003 equal to $355,000, which was unchanged from the bonus he was awarded for fiscal year 2002. In addition, Dr. Schleifer was granted an option to purchase 250,000 shares at $13 per share (the then current fair market value of the Common Stock), which was also unchanged from his award at the end of 2002. The options granted to Dr. Schleifer vest over four years (25% per year) commencing on the anniversary of the date of the grant. Among the factors considered by the Compensation Committee in evaluating Dr. Schleifer’s performance for fiscal year 2003 was the progress in initiating, conducting, and advancing the Company’s pre-clinical and clinical programs versus the Company’s 2003 Key Goals established, with Board approval, at the end of fiscal 2002 and the Company’s efforts in establishing important corporate collaborations in 2003.

Section 162(m) of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code limits the deductibility of compensation over $1 million to the Chief Executive Officer and the other Named Officers unless certain conditions are met. The Company’s Chief Executive Officer and the other Named Officers have not received compensation over $1 million.

The Compensation Committee

Charles A. Baker, Chairman
George L. Sing

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as herein disclosed under the caption “Indebtedness of Named Officers,” there is no information required to be disclosed by Item 404 of Regulation S-K under the Securities Act of 1933. This Item requires disclosure of certain transactions between the Company or a subsidiary of the Company and (i) a director, (ii) officer, (iii) holder of five percent of any class of Company voting securities (or any member of the immediate family member of the foregoing persons), (iv) any corporation or organization (other than the registrant or a majority-owned subsidiary of the registrant) of which any of the persons specified in (i) or (ii) is an executive officer or partner or is, directly or indirectly, the beneficial owner of ten percent or more of any class of securities, or (v) any trust or other estate in which any of the persons specified in (i) or (ii) has a substantial beneficial interest or as to which such person serves as a trustee or in a similar capacity.

OTHER MATTERS

When are shareholder proposals due for the 2005 Annual Meeting of Shareholders?

A shareholder wishing to present a proposal at the 2005 Annual Meeting of Shareholders must submit the proposal in writing and be received by the Company at its principal executive offices at 777 Old Saw Mill River Road, Tarrytown, New York 10591 by January 6, 2005 in order for such proposal to be considered for inclusion in the Company’s proxy statement and form of proxy relating to that meeting.

What happens if multiple shareholders share an address?

Applicable rules permit brokerage firms and the Company to send one Annual Report and proxy statement to multiple shareholders who share the same address under certain circumstances. This practice is known as “householding.” We believe that householding will provide greater convenience for our shareholders, as well as cost savings for us by reducing the number of duplicate documents that are sent to your home. Consequently, we have implemented the practice of householding for shares held in “street name” and intend to deliver only one Annual Report and one proxy statement to multiple shareholders sharing the same address. If you wish to receive a separate proxy statement for the 2004 Annual Meeting or a 2003 Annual Report, you may find these materials at our internet website (www.regeneron.com) or you may stop householding for your account and receive separate printed copies of these materials by contacting our Investor Relations Department, at Regeneron Pharmaceuticals, Inc., 777 Old Saw Mill River Road, Tarrytown, New York 10591, or by calling us at 914-345-7741. If you hold shares registered in your name (sometimes called a shareholder of record), you can elect householding for your account by contacting us in the same manner described above or marking the “YES” box on the enclosed proxy card under the “Householding Election” heading. Please note that for shareholders of record, if you do not mark the “NO” box on the enclosed proxy card under the “Householding Election” heading, you will be deemed to have consented, and householding will start for your account within 60 days after the mailing of this proxy statement. Any shareholder may stop householding for your account by contacting our Investor Relations Department at the address and/or phone number included above. If you revoke your consent, you will be removed from the householding program within 30 days of receipt of your revocation and each shareholder at your address will receive individual copies of our disclosure documents.

Are there any other matters to be addressed at the Annual Meeting?

We know of no other matters to be brought before the Annual Meeting, but if other matters are brought up before or at the meeting, the persons named in your proxy will have discretionary authority to vote such proxy on such matters in accordance with their best judgment.

Who will pay the costs related to this proxy statement and the Annual Meeting?

We will be responsible for paying for al expenses to prepare, print and mail the proxy materials to shareholders. In accordance with the regulations of the Securities and Exchange Commission, we will make arrangements with brokerage houses and other custodians, nominees, and fiduciaries to send proxies and proxy materials to their principals and will reimburse them for their reasonable expenses in so doing. In addition to the solicitation by use of the mails, our officers, directors, and employees may solicit the return of proxies by telephone, telegram, or personal interviews.

When can you expect to receive a 2003 Annual Report?

Our Annual Report for the year ended December 31, 2003 is being mailed or made available electronically to shareholders together with these proxy materials. Both the Annual Report and this proxy statement will be posted at our corporate website (www.regeneron.com) soon after they are distributed to shareholders. In addition, interested shareholders may obtain without charge a copy of our Annual Report on Form 10-K and/or other recent filings with the Securities and Exchange Commission by contacting our Investor Relations Department at (914) 345-7741.

EXHIBIT A

CHARTER OF THE AUDIT COMMITTEE
OF THE
BOARD OF DIRECTORS OF
REGENERON PHARMACEUTICALS, INC.

I.	AUTHORITY

The Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Regeneron Pharmaceuticals, Inc. (the “Corporation”) is established pursuant to Article II, Section 4 of the Corporation’s Bylaws and Section 712 of the New York Business Corporation Law. The Committee shall be comprised of three or more directors as determined from time to time by resolution of the Board. Consistent with the appointment of other Board committees, the members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or at such other time as may be determined by the Board. The Chairman of the Committee shall be designated by the Board, provided that if the Board does not so designate a Chairman, the members of the Committee, by majority vote, may designate a Chairman. The presence in person or by telephone of a majority of the Committee’s members shall constitute a quorum for any meeting of the Committee. All actions of the Committee will require the vote of a majority of its members present at a meeting of the Committee at which a quorum is present.

II.	PURPOSE OF THE COMMITTEE

The Committee’s purpose is to provide assistance to the Board in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting and internal control and legal compliance functions of the Corporation, including, without limitation, (a) assisting the Board in its oversight function by monitoring (i) the integrity of the Corporation’s financial statements, (ii) the Corporation’s compliance with legal and regulatory requirements, (iii) the Corporation’s independent auditors’ qualifications and independence, and (iv) the performance of the Corporation’s independent auditors and the Corporation’s internal audit function, if applicable, and (b) preparing the report required to be prepared by the Committee pursuant to the rules of the Securities and Exchange Commission (the “SEC”) for inclusion in the Corporation’s annual proxy statement.

It is the objective of the Committee to maintain free and open means of communications among the Board, the independent auditors and the financial and senior management of the Corporation.

III.	COMPOSITION OF THE COMMITTEE

Each member of the Committee shall be an “independent” director within the meaning of the Nasdaq Stock Market (the “Nasdaq”) rules and, as such, shall be free from any relationship that may interfere with the exercise of his or her independent judgment as a member of the Committee. Notwithstanding the foregoing, as permitted by the Nasdaq rules, under exceptional and limited circumstances, one director who does not meet certain of the criteria for “independence” may be appointed to the Committee if the Board determines in its business judgment that membership on the Committee by such person is required by the best interests of the Corporation and its shareholders and the Corporation discloses in the annual proxy statement the nature of such person’s relationship and the reasons for the Board’s determination. All members of the Committee shall be financially literate at the time of their election to the Committee or shall become financially literate within a reasonable period of time after their appointment to the Committee. “Financial literacy” shall be determined by the Board in the exercise of its business judgment, and shall include a working familiarity with basic finance and accounting practices and an ability to read and understand fundamental financial statements. At least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or senior officer with financial oversight responsibilities. Committee members, if they or the Board deem it appropriate, may enhance their understanding of finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant or firm.

IV.	MEETINGS OF THE COMMITTEE

The Committee shall meet once every fiscal quarter or more frequently as it shall determine is necessary to carry out its duties and responsibilities. As part of its purpose to foster open communications, the Committee shall meet separately on a periodic basis with (i) management, (ii) the person responsible for the Corporation’s internal auditing, if applicable, and (iii) the Corporation’s independent auditors to discuss any matters that the Committee or each of these groups or persons believe should be discussed privately.

The Chairman should work with the Chief Financial Officer and management to establish the agendas for Committee meetings. The Committee, in its discretion, may ask members of management or others to attend its meetings (or portions thereof) and to provide pertinent information as necessary. The Committee shall maintain minutes of its meetings and records relating to those meetings and the Committee’s activities and provide copies of such minutes to the Board.

V.	DUTIES AND RESPONSIBILITIES OF THE COMMITTEE

In carrying out its duties and responsibilities, the Committee’s policies and procedures should remain flexible, so that it may be in a position to best react or respond to changing circumstances or conditions. The Committee should review and reassess annually the adequacy of the Committee’s charter. The charter must specify: (i) the scope of the Committee’s responsibilities and how it carries out those responsibilities (ii) the ultimate accountability of the Corporation’s independent auditors to the Board and the Committee, (iii) the responsibility of the Committee and the Board for the selection, evaluation and replacement of the Corporation’s independent auditors, (iv) the Committee’s role in reviewing a formal written statement submitted to the Committee by the Corporation’s independent auditors, delineating all relationships between the independent auditors and the Corporation, and (v) that the Committee is responsible for actively engaging in a dialogue with the independent auditors with respect to any such disclosed relationships or services that may impact the objectivity and independence of the independent auditors and for recommending that the Board take appropriate action to ensure the independence of the independent auditors.

The following are within the authority of the Committee:

Selection and Evaluation of Independent Auditors

(a)	Select, in its sole discretion, (subject to ratification by the Corporation’s shareholders), the independent auditors that will audit the financial statements of the Corporation and its subsidiaries for each fiscal year;

(b)	Review and, in its sole discretion, approve in advance the Corporation’s independent auditors’ annual engagement letter, including the proposed fees contained therein, as well as all audit and, as provided in the Sarbanes-Oxley Act of 2002 (the “Act”), all permitted non-audit engagements and relationships between the Corporation and such auditors. Approval of audit and permitted non-audit services may also be granted by one or more members of the Committee as shall be designated by the Committee and the person granting such approval shall report such approval to the Committee at the next scheduled meeting.

(c)	Review the performance of the Corporation’s independent auditors, including the lead partner of the independent auditors, and, in its sole discretion, make decisions regarding the replacement or termination of the independent auditors when circumstances warrant.

(d)	Obtain at least annually from the Corporation’s independent auditors and review a report describing all relationships between the independent auditors and the Corporation (including a description of each category of services provided by the independent auditors to the Corporation and a list of the fees billed for each such category). The Committee should present its conclusions with respect to the above matter, as well as its review of the lead partner of the independent auditors;

(e)	Evaluate the independence of the Corporation’s independent auditors by, among other things:

(i)	actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors, and taking appropriate action to satisfy itself of the auditors’ independence;

(ii)	inquiring to confirm that the lead audit partner and reviewing audit partner responsible for the audit of the Corporation’s financials statements have not performed audit services for the Corporation for more than the previous five consecutive fiscal years of the Corporation; and

(iii)	inquiring to confirm that the chief executive officer, controller, chief financial officer, chief accounting officer or other person serving in an equivalent position of the Corporation, was not, within one year prior to the initiation of the audit, an employee of the independent auditor who participated in any capacity in the Corporation’s audit;

(f)	Instruct the Corporation’s independent auditors that they are ultimately accountable to the Committee and the Board, and that the Committee and the Board are responsible for the selection (subject to shareholder ratification), evaluation and termination of the Corporation’s independent auditors;

(g)	Review the experience and qualifications of the senior members of the independent auditors’ team;

Annual Audit and Quarterly Reviews

(h)	Review and accept, if appropriate, the annual audit plan of the Corporation’s independent auditors, including the scope of audit activities and all critical accounting policies and practices to be used, and monitor such plan’s progress and results during the year;

(i)	Confirm through private discussions with the Corporation’s independent auditors and the Corporation’s management that no management restrictions are being placed on the scope of the independent auditors’ work and discuss any disagreement between the independent auditors and management;

(j)	Review the results of the year-end audit of the Corporation, including any comments or recommendations of the Corporation’s independent auditors,

(k)	Review with management, the Corporation’s independent auditors and, if applicable, the person responsible for the Corporation’s internal auditing, the following:

(i)	the Corporation’s annual audited financial statements and quarterly financial statements, including the Corporation’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and any major issues related thereto;

(ii)	critical accounting policies and such other accounting policies of the Corporation as are deemed appropriate for review by the Committee prior to any interim or year-end filings with the SEC or other regulatory body, including any financial reporting issues which could have a material impact on the Corporation’s financial statements;

(iii)	major issues regarding accounting principles and financial statements, presentations, including (A) any significant changes in the Corporation’s selection or application of accounting principles and (B) any analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the ramifications and effects of alternative generally accepted accounting principles methods on the Corporation’s financial statements;

(iv)	all alternative treatments of financial information that have been discussed by the independent auditors and management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the auditors;

(v)	the methods used to account for significant unusual transactions;

(vi)	the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Corporation;

(vii)	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

(viii)	management’s process for formulating sensitive accounting estimates and the reasonableness of these estimates;

(ix)	significant recorded and unrecorded audit adjustments;

(x)	any material accounting issues among management and the independent auditors;

(xi)	all other material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences; and

(xii)	other matters required to be communicated to the Committee under generally accepted auditing standards, as amended, by the independent auditors;

(l)	Review with management and the independent auditors any correspondence with regulators or governmental agencies and any employee complaints or published reports which raise material issues regarding the Corporation’s financial statements or accounting policies;

(m)	Confirm that the Corporation’s interim financial statements included in Quarterly Reports on Form 10-Q have been reviewed by the Corporation’s independent auditors and review with management and the independent auditors results of the independent auditors’ review of the interim financial statements;

(n)	Review with the chief executive officer and chief financial officer and independent auditors, periodically, the following:

(i)	significant deficiencies in the design or operation of internal controls which could adversely affect the Corporation’s ability to record, process, summarize, and report financial data, including any material weaknesses in internal controls identified by the Corporation’s independent auditors;

(ii)	fraud that involves management or other employees of the Corporation; and

(iii)	significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(o)	Attempt to resolve all disagreements between the Corporation’s independent auditors and management regarding financial reporting;

(p)	Review on a regular basis with the Corporation’s independent auditors any problems or difficulties encountered by the independent auditors in the course of any audit work, including management’s response with respect thereto, any restrictions on the scope of the independent auditor’s activities or on access to requested information, and any significant disagreements with management. In connection therewith, the Committee should review with the independent auditors the following:

(i)	any accounting adjustments that were noted or proposed by the independent auditors but were rejected by management (as immaterial or otherwise); and

(ii)	any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditors to the Corporation;

(q)	Review the Corporation’s earnings press releases (including, if applicable, the use of “pro forma” or “adjusted” information not prepared in compliance with generally accepted accounting principles);

Financial Reporting Process and Internal Controls

(r)	Review the adequacy and effectiveness of the Corporation’s accounting and internal control policies and procedures and disclosure procedures through inquiry and discussions with management of the Corporation and the Corporation’s independent auditors

(s)	Review the yearly report prepared by management, and attested to by the Corporation’s independent auditors, assessing the effectiveness of the Corporation’s internal control structure and procedures for financial reporting and stating management’s responsibility to establish and maintain such structure and procedures, prior to its inclusion in the Corporation’s annual report;

(t)	Review with management the Corporation’s administrative, operational and accounting internal controls, including controls and security of the computerized information systems and any special audit steps adopted in light of material control deficiencies, and evaluate whether the Corporation is operating in accordance with its prescribed policies, procedures and codes of conduct;

(u)	Review with management and the independent auditors any reportable conditions and material weaknesses, as defined by the American Institute of Certified Public Accountants, affecting internal control, as per paragraphs (r) and (s) above;

(v)	Receive periodic reports from the Corporation’s independent auditors and management of the Corporation to assess the impact on the Corporation of significant accounting or financial reporting developments proposed by the Financial Accounting Standards Board or the SEC or other regulatory body, or any other significant accounting or financial reporting related matters that may have a bearing on the Corporation. The nature of such reports will be discussed between the Committee, management of the Corporation, and the Corporation’s independent auditors;

(w)	Establish and maintain free and open means of communication between and among the Board, the Committee, the Corporation’s independent auditors, and management, including providing such parties with appropriate opportunities to meet separately and privately with the Committee on a periodic basis;

Other Matters

(x)	Meet annually with the general counsel, and outside counsel when appropriate, to review legal and regulatory matters, including any matters that may have a material impact on the financial statements of the Corporation;

(y)	Prepare the report required by the SEC to be included in each annual proxy statement;

(z)	Review the Corporation’s policies relating to the avoidance of conflicts of interest and review past or proposed transactions between the Corporation and members of management as well as policies and procedures with respect to officers’ expense accounts and perquisites, including the use of corporate assets.;

(aa)	Obtain from the independent auditors any information pursuant to Section 10A of the Securities Exchange Act of 1934, if applicable;

(bb)	Conduct or authorize investigations into any matters within the Committee’s scope of responsibilities, including retaining outside counsel or other consultants or experts for this purpose The Corporation shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditors and to any advisors employed by the Committee;

(cc)	Establish procedures for (i) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters;

(dd)	Instruct the Corporation to establish a policy requiring Committee approval before the Corporation may hire employees of the independent auditors who were engaged on the Corporation’s account;

(ee)	Secure independent expert advice to the extent the Committee determines it to be appropriate, including retaining, with or without Board approval, independent counsel, accountants, consultants or others, to assist the Committee in fulfilling its duties and responsibilities, the cost of such independent expert advisors to be borne by the Corporation;

(ff)	Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

(gg)	Report regularly to the Board on its activities, as appropriate. In connection therewith, the Committee should review with the Board any issues that arise with respect to the quality or integrity of the Corporation’s financial statements, the Corporation’s compliance with legal or regulatory requirements, the performance and independence of the Corporation’s independent auditors, or the performance of the internal audit function;

(hh)	Prepare and review with the Board an annual performance evaluation of the Committee, which evaluation must compare the performance of the Committee with the requirements of this charter, and set forth the goals and objectives of the Committee for the upcoming year. The evaluation should include a review and assessment of the adequacy of the Committee’s charter. The performance evaluation by the Committee shall be conducted in such manner as the Committee deems appropriate. The report to the Board may take the form of an oral report by the chairperson of the Committee or any other member of the Committee designated by the Committee to make this report; and

(ii)	Perform such additional activities, and consider such other matters, within the scope of its responsibilities, as may be required by law or the rules of Nasdaq, including such matters the Committee or the Board deems necessary or appropriate.

With respect to the duties and responsibilities listed above, the Committee should:

(1)	Report regularly to the Board on its activities, as appropriate;

(2)	Exercise reasonable diligence in gathering and considering all material information;

(3)	Understand and weigh alternative courses of conduct that may be available;

(4)	Focus on weighing the benefit versus harm to the Corporation and its shareholders when considering alternative recommendations or courses of action;

(5)	If the Committee deems it appropriate, secure independent expert advice and understand the expert’s findings and the basis for such findings, including retaining independent counsel, accountants or others to assist the Committee in fulfilling its duties and responsibilities; and

(6)	Provide management and the Corporation’s independent auditors with appropriate opportunities to meet privately with the Committee.

* * *

While the Committee has the duties and responsibilities set forth in this charter, the Committee is not responsible for planning or conducting the audit or for determining whether the Corporation’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles.

In fulfilling their responsibilities hereunder, it is recognized that members of the Committee are not full-time employees of the Corporation, it is not the duty or responsibility of the Committee or its members to conduct field work or other types of auditing or accounting reviews or procedures or to set auditor independence standards, and each member of the Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Corporation from which it receives information, (ii) the accuracy of the financial and other information provided to the Committee absent actual knowledge to the contrary (which shall be promptly reported to the Board) and (iii) statements made by management or third parties as to any information technology, internal audit and other non-audit services provided by the auditors to the Corporation.

* * * * * * * * * *

EXHIBIT B

CHARTER OF THE CORPORATE GOVERNANCE COMMITTEE
OF THE BOARD OF DIRECTORS
REGENERON PHARMACEUTICALS, INC.

I.	STATEMENT OF POLICY

The function of the Corporate Governance Committee (the “Committee”) is to assist the Board of Directors (the “Board”) by:

•	Identifying individuals qualified to become Board members;

•	Recommending for the Board’s selection director nominees to fill positions on the Board;

•	Assessing the functioning of the Board and its committees and making recommendations to the Board concerning the appropriate size, function and needs of the Board;

•	Making recommendations regarding non-employee director compensation; and

•	Making recommendations to the Board regarding corporate governance matters and practices.

II.	COMPOSITION

The Committee shall be comprised of two or more independent directors. The members of the Committee shall be appointed and replaced by the Board. Each member of the Committee shall (a) be a director of the Company and (b) meet the independence requirements established by NASDAQ or, with the approval of the Board, satisfy one or more of the exceptions permitted by NASDAQ.

Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III.	MEETINGS

The Committee will have at least one regularly scheduled meeting each year. The Committee may meet at such times during the year as circumstances may require. The Committee may ask members of management or others to attend meetings and provide pertinent information as necessary. The Committee shall report to the Board, as requested, or as the Committee deems necessary, but not less frequently than annually.

IV.	RESPONSIBILITIES AND DUTIES

Selection of Directors and Committee Members

1.	The Committee shall:

a.	evaluate the current composition, organization and governance of the Board and its committees and make recommendations to the Board based on expected future requirements;

b.	determine the desired qualifications, expertise and characteristics of potential directors;

c.	identify individuals qualified to become Board members and consider and evaluate candidates to fill positions on the Board. In identifying candidates, the Committee shall consider all relevant factors including, without limitation, complementary skills, experience, areas of expertise, and reputation;

d.	recommend, for the Board’s selection, director nominees to fill positions on the Board; and

e.	consider and evaluate shareholder nominees for election to the Board.

B-1

2.	If the Board authorizes the use of a search firm to identify director candidates, the Committee shall have the sole authority, to the extent the Committee deems necessary or appropriate to carry out its responsibilities, to retain and terminate any such search firm. The Committee shall also have the sole authority to approve the fees and other retention terms of any such search firm.

Assessing Functioning of the Board and its Committees

3.	The Committee shall review and make recommendations to the Board concerning the duties, functions, size, operation and membership of the Board and its committees.

Other Responsibilities

4.	The Committee shall review and recommend to the Board the amount and form of annual retainer, meeting fees, stock option awards, and other direct and indirect compensation and benefits to be paid or made available to the non-employee directors.

5.	The Committee shall make recommendations to the Board regarding corporate governance matters and practices.

6.	The Chairperson of the Committee shall chair regularly scheduled “executive sessions” of the Board at which only independent directors shall be present.

7.	The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for its approval.

8.	The Committee annually shall review its own performance.

The Committee may diverge from the specific activities outlined throughout this Charter as appropriate if circumstances or regulatory requirements change. In addition to these activities, the Committee will perform such other functions as necessary or appropriate under law, regulations, NASDAQ rules, Company charter and by-laws, and the resolutions and other directives of the Board.

B-2

REGENERON PHARMACEUTICALS, INC. 777 OLD SAW MILL RIVER ROAD TARRYTOWN, NY 10591-6707	VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return to Regeneron Pharmaceuticals, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	RGNRN1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
REGENERON PHARMACEUTICALS, INC.

The Board of Directors recommends a vote FOR Items 1, 2, and 3.
					To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the nominee’s number on the line below.
1.	ELECTION OF DIRECTORS	For	Withhold	For All
		All	All	Except
NOMINEES:	01) Leonard S. Schleifer, M.D., Ph. D.
	02) Eric M. Shooter, Ph.D.	0	0	0
	03) George D. Yancopoulos, M.D., Ph.D.

					For	Against	Abstain
Item 2.	To approve the selection of PricewaterhouseCoopers LLP as independent accountants for the fiscal year ending
	December 31, 2004.				0	0	0

Item 3.	To amend the 2000 Long-Term Incentive Plan to increase the number of shares reserved for issuance thereunder by				0	0	0
	7,500,000 shares.

Item 4.	In their discretion, to act upon such other matters as may properly come before the meeting and any adjournment or
	postponement thereof.

Note:

This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

	Yes	No
HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household
	0	0

Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)		Date

ANNUAL MEETING OF SHAREHOLDERS OF

REGENERON PHARMACEUTICALS, INC.

June 11, 2004

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Ü Please detach and mail in the envelope provided. Ü

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF
REGENERON PHARMACEUTICALS, INC.

          The undersigned hereby appoints Leonard S. Schleifer, M.D., Ph.D. and Stuart A. Kolinski and each of them, as proxies, with power to act with the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all shares of stock of Regeneron Pharmaceuticals, Inc. standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Shareholders of the Company to be held on June 11, 2004 or any adjournment thereof.

(Continued, and to be marked, dated, and signed on the other side)

REGENERON PHARMACEUTICALS, INC. 777 OLD SAW MILL RIVER ROAD TARRYTOWN, NY 10591-6707	VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return to Regeneron Pharmaceuticals, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	RGNRN3	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
REGENERON PHARMACEUTICALS, INC.

The Board of Directors recommends a vote FOR Items 1, 2, and 3.
To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the nominee’s number on the line below.
1.	ELECTION OF DIRECTORS	For	Withhold	For All
		All	All	Except
NOMINEES:	01) Leonard S. Schleifer, M.D., Ph. D.
	02) Eric M. Shooter, Ph.D.	0	0	0
03) George D. Yancopoulos, M.D., Ph.D.

					For	Against	Abstain
Item 2.	To approve the selection of PricewaterhouseCoopers LLP as independent accountants for the fiscal year ending
	December 31, 2004.				0	0	0

Item 3.	To amend the 2000 Long-Term Incentive Plan to increase the number of shares reserved for issuance thereunder by				0	0	0
7,500,000 shares.

Item 4.	In their discretion, to act upon such other matters as may properly come before the meeting and any adjournment or postponement thereof.

Note:

This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)		Date

ANNUAL MEETING OF SHAREHOLDERS OF

REGENERON PHARMACEUTICALS, INC.

June 11, 2004

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Ü Please detach and mail in the envelope provided. Ü

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF
REGENERON PHARMACEUTICALS, INC.

          The undersigned hereby appoints Leonard S. Schleifer, M.D., Ph.D. and Stuart A. Kolinski and each of them, as proxies, with power to act with the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all shares of stock of Regeneron Pharmaceuticals, Inc. standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Shareholders of the Company to be held on June 11, 2004 or any adjournment thereof.

(Continued, and to be marked, dated, and signed on the other side)